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                                                                      EXHIBIT 21

                        Subsidiaries of the Registrant


Name                                    State of Incorporation
----                                    ----------------------
Neuroscientific Corporation                   Delaware
Global Health Enterprises, Inc.               Delaware
Doctors4Doctors, Inc.                         Delaware